SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                     _________________________


                             FORM 8-K

                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 1994


                         AlliedSignal Inc.
       -----------------------------------------------------
       (Exact name of registrant as specified in its charter)


      Delaware              1-8074             22-2640650
   --------------         ----------          -------------
   (State or other        (Commission         (I.R.S. Employer
   jurisdiction of         File Number)        Identification No.)
   incorporation)



           101 Columbia Road
            P.O. Box 4000
        Morristown, New Jersey                    07962-2497
- ----------------------------------------       ---------------
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:  (201) 455-2000

Item 5.  Other Events
         ------------

          On February 7, 1994, the Board of Directors of the Registrant declared a 2-for-1 split of the Registrant's common stock in the form of a 100 percent distribution to shareowners of record at the close of business on February 22, 1994. New certificates representing the additional shares issued in the stock split will be made on March 14, 1994. The Board of Directors also redeemed the Common Share Purchase Rights ("Rights") accompanying the common stock, effective February 18, 1994. The redemption price of $.05 per Right will be paid on March 10, 1994 to shareowners of record of the common stock at the close of business on February 18, 1994.

          On February 8, 1994, the Registrant announced its intention to increase the quarterly dividend to $.335 per share on a pre-split basis, or $.1675 per share after the stock split, for the second quarter of 1994. For the first quarter, the Board declared a regular quarterly dividend of $.29 per share, payable on March 10, 1994 to shareowners at the close of business on February 18, 1994.



                          SIGNATURES
                          ----------

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AlliedSignal Inc.
                                  (Registrant)



Date:  February 8, 1994           By: /s/ Andrew B. Samet
                                     --------------------------
                                     Andrew B. Samet,
                                     Vice President, Secretary
                                     and Associate General Counsel